UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 14, 2006

Precision Aerospace Components, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30185	20-4763096

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Arthur Kill Road Staten Island, NY	10309-1202

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(718) 356-1500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related To Accountants and Financial Statements

Item 4.01.	Changes In The Registrant’s Certifying Accountant.
(b)	Engagement of Independent Accountant.
     On December 14, 2006, Precision Aerospace Components, Inc. (“the Company”) engaged Bagell, Josephs, Levine & Company, L.L.C. (“Bagell Josephs”) as its independent registered accounting firm. Prior to engaging Bagell Josephs, the Company did not (i) consult with Bagell Josephs regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered by Bagell Josephs on the Company’s financial statements, and Bagell Josephs did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue or (ii) consult with Bagell Josephs on any matter that was the subject of a disagreement or reportable event disclosed under Item 304(a)(1)(iv) of Regulation S-B.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Aerospace Components, Inc.
Date: December 19, 2006	By:	/s/ Robert P. Moyer
Robert P. Moyer
President and Chief Executive Officer

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